EXHIBIT 7.

                        Consent of Deloitte & Touche LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-39110 of First Ameritas Variable Life Separate Account on Form S-6 of our report dated October 2, 2000, on the statutory basis financial statements of First Ameritas Life Insurance Corp. of New York, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Lincoln, Nebraska
October 10, 2000